UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 4, 2014

CHOICE HOTELS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13393	52-1209792
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Choice Hotels Circle, Rockville, Maryland		20850
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (301) 592-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Compensatory Arrangements of Certain Officers.

On March 4, 2014, Choice Hotels International, Inc. (the “Company” or “Choice”) entered into an amendment to the second amended and restated employment agreement (the “Employment Agreement”) with Stephen P. Joyce, the Company’s President and Chief Executive Officer. The amendment provides for a one-year extension of the Employment Agreement, extending the termination date of the Employment Agreement from May 25, 2017 to May 25, 2018.

Except as set forth above, all other terms of the Employment Agreement remain unchanged. A copy of the Employment Agreement is attached to the Company’s Current Report on Form 8-K, filed May 25, 2012.

Item 9.01.	Exhibits.

(a)	Exhibits. The following exhibit is filed with this report:

Exhibit 10.1	Amendment to Second Amended and Restated Employment Agreement, dated March 4, 2014, between Stephen P. Joyce and Choice Hotels International, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHOICE HOTELS INTERNATIONAL, INC.

Date: March 7, 2014	/s/ Simone Wu
Name: Simone Wu
Title: Senior Vice President, General Counsel, Secretary & Chief Compliance Officer

Exhibit Index

Exhibit No.	Description

10.1	Amendment to Second Amended and Restated Employment Agreement, dated March 4, 2014, between Stephen P. Joyce and Choice Hotels International, Inc.